SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2002

CardioGenesis Corporation

(Exact Name of Registrant as Specified in Charter)

California	000-28288	77-0223740

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26632 Towne Centre Drive, Suite 320,
Foothill Ranch, California	92610

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 649-5000

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 5. Other Events
Item 7. Financial Information, Pro Forma Financial Information and Exhibits
CONSOLIDATED UNAUDITED PRO FORMA BALANCE SHEET
SIGNATURE
EXHIBIT INDEX
Exhibit 4.1
Exhibit 4.2
Exhibit 99.1

Item 2. Acquisition or Disposition of Assets.

     On April 5, 2002, CardioGenesis Corporation sold 11,501,000 shares of the common stock of Microheart, Inc. (f/k/a Microheart Holdings, Inc.) to Microheart, Inc. for $2,285,150. Microheart, Inc., formerly a subsidiary of CardioGenesis Corporation (f/k/a Eclipse Surgical Technologies, Inc.), was spun off in November 1998 as a privately owned entity in a transaction in which CardioGenesis Corporation retained less than 1% ownership interest in Microheart, Inc. and contributed certain licenses, patents and other intellectual property to Microheart, Inc. As an additional part of the transaction, CardioGenesis Corporation received warrants to purchase additional shares of Microheart, Inc. In November, 2000, CardioGenesis exercised these warrants increasing its stake to over 30% of that company. Douglas Murphy-Chutorian, a former Chief Executive Officer and a former member of the Board of Directors of CardioGenesis Corporation, is also an owner and current Chairman of the Board of Directors of Microheart, Inc. A copy of CardioGenesis Corporation’s April 5, 2002 Share Repurchase Agreement with Microheart, Inc. is included as exhibit 4.1 and is incorporated herein by reference. And a copy of CardioGenesis Corporation’s April 12, 2002 press release announcing CardioGenesis Corporation’s transaction with Microheart, Inc. is included as exhibit 99.1 and is incorporated herein by reference.

Item 5. Other Events

     Pursuant to a Share Purchase Agreement, dated April 10, 2002, CardioGenesis Corporation sold 500,000 shares of CardioGenesis Corporation’s common stock to the State of Wisconsin Investment Board for $500,000 on April 11, 2002. The terms of the Share Purchase Agreement between CardioGenesis Corporation and the State of Wisconsin Investment Board granted certain registration rights to the State of Wisconsin Investment Board. A copy of CardioGenesis Corporation’s April 10, 2002 Share Purchase Agreement with the State of Wisconsin Investment Board is included as exhibit 4.2 and is incorporated herein by reference. And a copy of CardioGenesis Corporation’s April 12, 2002 press release announcing the private placement with the State of Wisconsin Investment Board is included as exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

     (a)    Not applicable

     (b)    Pro Forma Financial Information:

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information gives effect to CardioGenesis Corporation’s sale of 11,501,000 shares of Microheart, Inc. common stock to Microheart, Inc. for $2,285,150 on April 5, 2002 and to CardioGenesis Corporation’s sale of 500,000 shares of CardioGenesis Corporation common stock to the State of Wisconsin Investment Board on April 10, 2002. This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial conditions or results of operations of CardioGenesis Corporation.

CARDIOGENESIS CORPORATION
CONSOLIDATED UNAUDITED PRO FORMA BALANCE SHEET
(in thousands, except share amounts)

ASSETS

			As Adjusted
	February 28,	Pro Forma	February 28,
	2002	Adjustments	2002
	(unaudited)	(unaudited)	(unaudited)

Current assets:
Cash and cash equivalents	$1,558	$2,735	$4,293
Accounts receivable	2,228		2,228
Inventories	2,729		2,729
Prepaids and other assets	495		495

Total current assets	7,010	2,735	9,745
Property and equipment, net	791		791
Other assets	1,671		1,671

Total assets	$9,472	$2,735	$12,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,307		$1,307
Accrued liabilities	4,119		4,119
Customer deposits	54		54
Deferred revenue	854		854
Current portion of capital lease obligation	29		29
Current portion of long-term liabilities	245		245

Total current liabilities	6,608	—	6,608
Capital lease obligation, less current portion	29		29

Total liabilities	6,637	—	6,637

Shareholders’ equity:
Common stock	167,734	475 (b)	168,209
Accumulated other comprehensive loss	(88)		(88)
Accumulated deficit	(164,811)	2,260 (a)	(162,551)

Total shareholders’ equity	2,835	2,735	5,570

Total liabilities and shareholders’ equity	$9,472	$2,735	$12,207

(a)	Proceeds and gain from the sale of the Company’s ownership interest in Microheart, Inc., net of estimated expenses of $25,000.

(b)	Proceeds from the sale of 500,000 shares of common stock at $1.00 per share, net of $25,000 of estimated expenses.

(c)	Exhibits:

     Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

Exhibit	Description

4.1	Share Repurchase Agreement, dated April 5, 2002, between CardioGenesis Corporation and Microheart, Inc.
4.2	Share Purchase Agreement, dated April 10, 2002, between CardioGenesis Corporation and the State of Wisconsin Investment Board
99.1	CardioGenesis Corporation’s April 12, 2002 press release announcing the Microheart, Inc. transaction and the private placement with the State of Wisconsin Investment Board

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION

Date: April 12, 2002	By:	/s/ DARRELL F. ECKSTEIN
Darrell F. Eckstein Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Share Repurchase Agreement, dated April 5, 2002, between CardioGenesis Corporation and Microheart, Inc.
4.2	Share Purchase Agreement, dated April 10, 2002, between CardioGenesis Corporation and the State of Wisconsin Investment Board
99.1	CardioGenesis Corporation’s April 12, 2002 press release announcing the Microheart, Inc. transaction and the private placement with the State of Wisconsin Investment Board